Exhibit 15

ACKNOWLEDGEMENT OF INDEPENDENT
REGISTERED ACCOUNTING FIRM

The Board of Directors
First Midwest Bancorp, Inc.:

We are aware of the incorporation by reference in the following Registration Statements of our report dated May 6, 2005 relating to the unaudited consolidated interim financial statements of First Midwest Bancorp, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2005.

* Registration Statement (Form S-3 No. 33-20439) pertaining to the First Midwest Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan

* Registration Statement (Form S-4 No. 333-114406) pertaining to First Midwest Capital Trust I

* Registration Statement (Form S-8 No. 33-25136) pertaining to the First Midwest Bancorp, Inc Savings and Profit Sharing Plan

* Registration Statement (Form S-8 No. 33-42980) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

* Registration Statement (Form S-8 No. 333-42273) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

* Registration Statement (Form S-8 No. 333-61090) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

* Registration Statement (Form S-8 No. 333-50140) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan

* Registration Statement (Form S-8 No. 333-63095) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan

* Registration Statement (Form S-8 No. 333-63097) pertaining to the First Midwest Bancorp, Inc. Nonqualified Retirement Plan

/s/ Ernst & Young LLP

Chicago, Illinois

May 9, 2005